UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐     Definitive Proxy Statement
☒     Definitive Additional Material
☐     Soliciting Material Pursuant to Rule 14a-12

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

HMS Income Fund, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐     Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, schedule or registration no.:
(3) Filing party:
(4) Date filed:

2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

ADDITIONAL INFORMATION REGARDING ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 24, 2015

This additional information is being filed solely for purposes of updating information in the proxy statement filed by HMS Income Fund, Inc. (the “Company”) on April 30, 2015 regarding the number of shares of common stock outstanding at the record date. As of the close of business on June 26, 2015, the record date for the Annual Meeting of Stockholders to be held on September 24, 2015, there were 49,366,096.95 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding. As of the same date, HMS Investor LLC held 1.7% of the outstanding shares of Common Stock.